UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2005

Date of Report (Date of Earliest Event Reported)

BENTLEY PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10581	59-1513162
(Commission File Number)	(I.R.S. Employer Identification No.)

Bentley Park
2 Holland Way
Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

(603) 658-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BENTLEY PHARMACEUTICALS, INC.

Item 8.01.              Other Information.

Bentley’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Procedures for Handling Complaints, Nominating and Governance Committee Charter, Audit Committee Charter and Compensation Committee Charter are available on its website at www.bentleypharm.com. This information is also available in print to any shareholder who requests it.  Additionally, copies of reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K may be accessed from Bentley’s website, free of charge, as soon as reasonably practicable after Bentley electronically files such reports with, or furnishes such reports to, the Securities and Exchange Commission.  Alternatively, these reports can be accessed through a query at the website of the Securities and Exchange Commission at www.sec.gov.   The availability of all documents published by the Company is disclosed on the inside back cover of Bentley’s 2004 Annual Report to Shareholders.  The availability of Bentley’s corporate governance documents is also disclosed in the Company’s Proxy Statement for the 2005 annual meeting of stockholders, with the exception of Corporate Governance Guidelines and Code of Business Conduct and Ethics, which were inadvertently omitted from that disclosure in the Proxy Statement.

Bentley’s Board of Directors consists of six directors, four of whom (Messrs. John W. Spiegel, Miguel Fernandez, F. Ross Johnson and Edward J. Robinson) were determined by the Board to be “independent” in accordance with the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  All four of the independent directors serve on Bentley’s Audit Committee.   Since his retirement in 2004 as the Chief Financial Officer of SunTrust Banks, Inc., John W. Spiegel has agreed to serve on a fourth public company audit committee, in addition to his service for Bentley and two others. The Board of Directors has determined that in Mr. Spiegel’s current circumstances this simultaneous service does not impair his ability to serve on the Audit Committee of Bentley. The Company inadvertently omitted disclosure of this determination in its most recently completed Proxy Statement.

John W. Spiegel has been selected as the Lead Director (or Presiding Director) of Bentley’s Board of Directors.  Mr. Spiegel presides at executive sessions of meetings of non-management and independent directors. Interested parties who wish to send communications on any topic to Mr. Spiegel, the Presiding Director and the Chairperson of the Nominating and Governance Committee, or the Board of Directors should address such communications to the Chairman of the Nominating and Governance Committee, c/o the Corporate Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire, 03833.  While Mr. Spiegel’s role as Chairman of the Nominating and Governance Committee was disclosed in Bentley’s most recently completed Proxy Statement, the Proxy Statement did not clearly describe his role as the Presiding Director at executive sessions of the non-management and independent directors and did not reference Mr. Spiegel directly as the contact for interested parties who wish to send communications on any topic to the Presiding Director or the Board of Directors.

Until recently, Bentley Pharmaceuticals, Inc. had an internal audit function, but the person performing that function was promoted to Controller in May 2005 and can no longer be considered independent.  The Company is searching for a person or persons to perform the internal audit function and expects to have an internal audit function in place by the end of the quarter ending September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTLEY PHARMACEUTICALS, INC.

Date: August 15, 2005	By:	/s/ Michael D. Price
Michael D. Price
Vice President and
Chief Financial Officer